Exhibit 10.39

Boombod Ltd

Haslers Old, Old Station Road, Loughton, Essex, IG10 4PL

(902) 237-1220

promissory note

August 9th, 2024

This promissory note summarizes the principal terms of the Promissory Note between Boombod Ltd, a UK corporation (the “Individual”), located at Haslers Old, Old Station Road, Loughton, Essex, IG10 4PL, and Synergy CHC Corp, a US Corporation, located at 865 Spring Street, Westbrook Maine, 04092, This promissory note shall be governed in all respects by the laws of the State of Maine, USA.

Promissory Note Terms

Promissory Note:	$4,424,547.00 (Four Million Four Hundred and Twenty Four Thousand Five Hundred and Forty Seven Dollars) United States Dollars

Repayment Date:	On or before December 31st, 2024

Interest:	Non-interest bearing note
Details of note:	This promissory note is an unsecured non-interest bearing note and entered into and effective as of August 9th, 2024, relating to all expenses paid on behalf of Boombod Ltd by Synergy CHC Corp

Signatures to Follow

AL BAUMELER	JACK ROSS

/s/ Al Baumeler	/s/ Jack Ross
President	CEO
Synergy CHC Corp	Boombod Ltd